UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2025

BLUE LINE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	333-282317	99-3114735
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

18 Lakewood Blvd.

Lynbrook, NY 11563

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 776-3349

___________________________________

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025 Joseph C. Henn was appointed as a director, the Company’s Chief Executive, Financial and Accounting Officer and the Company’s Secretary.

Following the appointment of Mr. Henn as an officer and director, Anthony Kerrigone resigned as an officer and director of the Company.

Mr. Kerrigone’s resignation was not the result of any disagreement relating to the Company’s operations, policies or practices.

Mr. Henn (age 59) has been a securities broker since 1986. From November 2023 to July 2024 Mr. Henn was a securities broker with Cova Capital Partners, LLC. From September 2019 to July 2023 Mr. Henn was a securities broker with Paulson Investment Company, LLC. Mr. Henn has been semi-retired since July 2024. Mr. Henn owns 5,100,000 shares of the Company’s common stock after purchasing the shares from Anthony Kerrigone.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2025
BLUE LINE HOLDINGS, INC.

	By:	/s/ Joseph C. Henn
Joseph C. Henn, Chief Executive Officer

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